Exhibit 10.14
EMPLOYMENT AGREEMENT No. 81
This Employment Agreement (“Agreement”) is entered into on January 3, 2002 by and between EDN Sovintel LLC (“Company”), with its registered address at 25 Dubovaya Roshcha St., Moscow 127427, Russian Federation, and citizen Ilya Alexandrovich Smirnov, residing at 7 Pribrezhnyi Projezd Bldg. 1 Apt. 100, Moscow 125445, holder of the passport series XXIX-MIO No. 616362, issued by the 14th Militia Precinct, Moscow, on July 12, 1983 (“Employee”).
The Parties hereto hereby agree as follows:
     1. Subject of the Agreement
     1.1 The Company hereby hires the Employee and the Employee hereby agrees to perform work in the capacity of Director of the Legal Department of the Company’s Administrative Division, on the terms and conditions and in compliance with the requirements set forth herein.
     1.2 As an employee of the Company the Employee shall perform the duties assigned to him and shall be vested with the authorities and powers stipulated by this Agreement and designated from time to time by the 1st Deputy General Director of the Company. During the period of his employment the Employee shall report to the 1st Deputy General Director of the Company and the higher-level executives.
     1.3 This Agreement is a agreement of full-time employment.
     1.4 The Employee’s place of work shall be the Company’s Moscow office in the Russian Federation. Should the Employee be required to fulfill assignments for the Company outside Moscow, the Employee hereby agrees to perform such assignments.
     2. Term of the Agreement
     This Agreement is concluded for an indefinite period of time.
     3. Payment Procedure
     3.1 On a regular basis, the Company shall pay the Employee his salary together with other kinds of remuneration in accordance with the policies of the Company.
     3.2 The Employee’s salary, as determined in accordance with the staffing plan of the Company and the Employee’s position, shall be an equivalent of 4,600 US dollars per month. The salary shall be paid to the Employee in accordance with the “Regulation on the Amounts, Systems and Forms of Labor Remuneration of Staff Employees of EDN Sovintel LLC” and shall consist of a fixed part (basic pay) and a variable part.

     3.3 As a rule, the salary shall be calculated for payment as of the last calendar date of the current month. In some cases, provided by the labor laws, salary calculation may be shifted to an earlier date of the current calendar month, as required for timely payment of the salary. In this case, the salary calculation date shall be established by an internal regulation. The Company shall withhold taxes from the aforementioned sum and from the other income paid by the Company, at the rate and in the procedure established by the applicable Russian laws.
     3.3 This provision does not release the Employee from the responsibility established by the applicable Russian laws for the payment of taxes on the income from all other sources which are not connected with the labor relationships between the Company and the Employee.
     3.4 The salary and other remuneration stipulated by this Agreement shall be paid to the Employee not later than the 10th day of the month which follows the month for which the payment is to be made.
     4. Bonuses
     The Company may pay the Employee bonuses and other kinds of remuneration depending on the results of his work and successful activity of the Company, subject to the “Regulation on the Systems, Amounts and Forms of Bonuses Paid to Employees of the Commercial Division of EDN Sovintel LLC.”
     5. Benefits and Allowances
     5.1 The Employee shall be entitled to additional benefits and allowances, both individual and collective, established by the Company, including health insurance, life insurance and disability insurance for the periods of business trips, in accordance with the general policies of the Company.
     5.2 The Employee shall, in a timely manner, inform the Company of additional grounds for receiving benefits, which are provided for by the applicable laws of the Russian Federation.
     5.3 The Employee shall be entitled to receive information about benefits and allowances from the HR specialist of the Company.
     6. Payment of Expenses
     The Company shall compensate the Employee for all reasonably incurred actual expenses incidental to the performance of his official duties, provided such expenses have been agreed upon in advance with the 1st Deputy General Director of the Company. The expenses shall be paid if the Employee presents proper confirming documents in the procedure established by the Company.
     7. Obligations of the Employee
     The Employee hereby assumes the following obligations:

     7.1 The Employee shall perform his duties and carry out the assignments of the Company promptly and efficiently, using his skills and experience to the utmost. He shall always abide by the instructions and the internal policies of the Company and shall use his best efforts to protect the interests and reputation of the Company.
     7.2 The Employee shall handle with care the materials, office equipment, communication devices and other tangible assets given to him by the Company. The Employee shall bear financial liability both for direct real damages suffered by the Company though his fault and for damages suffered by the Company because of the damages paid by the Employee to other persons.
     7.3 The Company shall, at all times, keep the Employee advised, and shall have him sign for being advised, of the requirements of the Safety Engineering Instructions. The Employee shall, upon the Company’s request, regularly undergo the instruction in this subject and shall not violate the safety engineering instructions in force in the Company. For breaching the provisions of these instructions the Employee shall bear responsibility under the applicable laws of the Russian Federation.
     7.4 The Employee shall not, without a prior written consent of the Company, either directly or through any third persons:
(i) during the term of this Agreement and for two years after its termination, encourage or compel any person, who is an employee of the Company or of any of the related companies, to terminate or refuse to prolong the employment agreement of this person with the Company or any company related to the Company, or
(ii) during the term of this Agreement and for two years after its termination, encourage or compel any natural person or legal entity, who/which is a customer or supplier of the Company or of any of the related companies, to break off or refuse to prolong his/its relations with the Company or its branch.
     7.5 If the nature of the Employee’s work is such that it is connected with the acceptance, transfer, safekeeping and movement of tangible assets, the Employee agrees to sign a document prepared by the administration of the Company, which establishes the full responsibility of the Employee for the assets entrusted to him.
     7.6 Upon quitting his job the Employee shall not take away from the Company any materials or any concepts developed while he was employed by the Company.
     7.7 The Employee shall promptly advise the Company of all items of intellectual property created by him during the term of this Agreement. By signing this Agreement the Employee agrees that all exclusive rights to the use of any inventions, useful models, industrial designs, domain names, web pages and software in the source and object codes and in other forms, created in connection with the performance by the Employee of the duties set forth in this Agreement (“Items of

Intellectual Property”), and all related documentation shall be owned by the Company. The Employee also agrees that the Company shall have exclusive rights to the use of the Items of Intellectual Property and to their publication in any manner it sees fit. The Company shall have the right to file, in its name, patent applications, applications for all inventions, useful models and industrial designs created by the Employee in the course of the performance of his duties. The Employee shall also assist the Company in the protection of the rights both when these rights are infringed by third persons and when any claims or lawsuits are filed against the Company in connection with the use by the Company of these rights.
     7.8 The Employee represents and warrants that Annex 2 to this Agreement is a full list of all Items of Intellectual Property, patented by the Employee, all trademarks and domain names, registered by the Employee, and all Items of Intellectual Property, trademarks and domain names, for which applications for registration have been filed by the Employee. Annex 2 must also contain the list of all copyrighted materials which are related to the sphere of the Company’s activity.
     8. Obligations of the Employer
     8.1 The Employer shall provide employment for the Employee in accordance with the labor function stipulated by the Agreement.
     8.2 The Employer shall provide the Employee with the equipment, tools, technical documentation and other means required by the Employee to perform his duties under this Agreement.
     8.3 The Employer shall ensure the working conditions complying with the requirements of the applicable laws.
     8.4 The Employer shall, promptly and fully, pay the Employee the salary and other kinds of remuneration stipulated by this Agreement.
     8.5 The Employer shall bear other obligations in accordance with the Labor Code of the Russian Federation.
     9. Working Time and Leisure
     9.1 The normal established duration of the working time is forty (40) hours per week, with a five-day working week.
     9.2. The Employee shall be entitled to an annual leave twenty four (24) working days long as calculated on the basis of a six-day working week. The Employee hereby agrees that the schedule of leaves shall be agreed upon with the 1st Deputy General Director of the Company or with other Company executives in accordance with the policies of the Company.
     9.3 The schedule of leaves of each division of the Company is approved by the General Director of the Company or by the person who acts for him.
     10. Temporary Incapacity

     10.1 In the event of temporary incapacity (sickness, accident, etc.) the Employee shall, if possible, immediately report this fact to his direct superior or the other authorized official of the Employer.
     10.2 The Employee shall submit a document confirming his temporary incapacity (sickness, accident, etc.) to the Employer within three (3) days of the date when the period of such temporary incapacity ends.
     11. Non-Disclosure of Confidential Information
     During the term of this Agreement and for three years after its expiration, the Employee shall not disclose, directly or indirectly, to any person, firm, corporation, partnership, association or any other legal entity any confidential information about the financial position, suppliers, customers, sources and methods of obtaining new orders or modus operandi of the Company, the related and subsidiary companies, with the exception of the information which is in the public domain or subject to disclosure under law.
     12. Real Compliance
     The Employee admits that his failure to comply with the provisions of Sections 11 and 13 of this Agreement will harm the Company and, therefore, that the Company has the right to enforce real compliance with these provisions through a court. This right supplements other rights of the Company to the protection and to compensation for the damages caused by the Employee. The Company reserves the right to claim damages and other economic compensation for the failure of the Employee to comply with the obligations and provisions set forth in Sections 11 and 13.
     13. Delegation
     The Parties to this Agreement shall not delegate their obligations to any third persons. The Company may transfer the Employee to another enterprise, organization or institution in accordance with the rules established by the Labor Code of the Russian Federation.
     14. Notices
     All notices shall be addressed as follows:
if to the Company:
A.Ya. Vinogradov, General Director
25 Dubovaya Roshcha St., Moscow 127427
Tel.: 258 78 00;
if to the Employee:
I.A. Smirnov
7 Pribrezhnyi Projezd Bldg. 1 Apt. 100, Moscow 125445
Tel.: 283 50 37

The Parties shall advise each other in writing about changes in their addresses.
     15. Entire Agreement
     15.1 This Agreement and the Annexes hereto constitute the entire employment agreement between the Parties and shall supersede all previous agreements, written or oral, between the Parties. All modifications of the essential terms and conditions of this Agreement shall be in the form of Addenda signed by the Parties.
     15.2 All amendments and modifications hereto shall form integral parts of the Agreement.
     16. Termination of the Agreement
     This Agreement may be terminated on the grounds stipulated by the Labor Code of the Russian Federation.
     17. Payments Made Upon Termination of the Agreement
     17.1 When this Agreement is terminated by one of the Parties hereto the Company shall pay the Employee the whole salary due to him up to the date of termination and the cash compensation for all leaves that were not used by him..
     17.2 If the Company terminates the Agreement on the grounds stipulated by Paras. 3 and 6, Article 29 and Paras. 2 and 6, Article 33 of the Labor Code of the Russian Federation, the Company shall pay the Employee a severance pay in the amount of not less than an average two-week salary and the cash compensation for all leaves that has not been used.
     17.3 If, during the term of this Agreement, the Employee has not used all or a part of the sums to which he was entitled in accordance with the regulations on the benefits and allowances (such as health insurance), the Employee shall not receive any compensation in the form of cash or any other form when this Agreement is terminated.
     18. Binding Force of the Agreement
     This Agreement may be binding upon legal successors of the Parties if this is stipulated by the Russian Federation laws..
     19. Choice of Law
     This Agreement shall be governed by the Russian Federation laws. In the cases which are not regulated by this Agreement the Parties shall abide by the applicable laws of the Russian Federation.
     20. Labor Disputes

     20.1 The Parties shall settle all disputes or lawsuits connected with this Agreement by means of negotiation. If the dispute is initiated by the Employee, the negotiations shall be held with the head of the division and the CEO or the acting CEO of the Company, with the participation of the HR and legal services of the Company.
     20.2 If the Parties fail to come to terms, the dispute shall be resolved in accordance with the applicable laws of the Russian Federation.
     21. Miscellaneous
     If the Employee or any member of his family becomes associated with any government structure or institution, the Employee shall immediately advise the Company of this fact.
     IN WITNESS WHEREOF, the Parties have executed this Agreement in two counterparts as of the date first referenced above.

On behalf of the Company:	Employee:

(Signature)	(Signature)

A.Ya. Vinogradov	I.A. Smirnov
General Director

Annex 1
to Employment Agreement Dated January 3, 2002
The Parties hereby confirm that the documents listed below form an integral part of this Agreement:
1. “Regulation on the Amounts, Systems and Forms of Labor Remuneration of Staff Employees of EDN Sovintel LLC.”
2. “Regulation on the Systems, Amounts and Forms of Bonuses Paid to Employees of the Commercial Division of EDN Sovintel LLC.”

On behalf of the Company:	Employee:

(Signature)	(Signature)

A.Ya. Vinogradov	I.A. Smirnov
General Director

Annex 2
to Employment Agreement Dated January 3, 2002
List of Items of Intellectual Property Owned by the Employee

AMENDMENT TO THE EMPLOYMENT AGREEMENT No. 81, 03.01.2002

Moscow	06.12.2006
This Amendment to the Employment Agreement No 81, 03.01.2002 (“Amendment”) is entered into on December 6, 2006 by and between LLC “EDN Sovintel” (“Company”), Tax Payer ID Number 7717036194, represented by the acting Head of HR department Mrs Novikova O.E., acting under the Power of attorney No M 213/09/05 from 20.09.2005, with its registered address at 1 Kozhevnichesky projezd, Moscow 115114, Russian Federation, and citizen Ilya Alexandrovich Smirnov, residing at 29 Michurinsky Av. Bldg. 1 Apt. 108, Moscow 117607, holder of the passport series 45 04 No. 545115, issued by the Ramenki Militia Precinct, Moscow, on 03.12.2002 (“Employee”).
The Parties hereto hereby agree as follows:
1. To establish the following salary calculation to the Employee starting September 1, 2006: 1.1 The Company pays to the Employee monthly salary according to the Employment Agreement in Russian Rubles by internal rate 28 (twenty eight) rubles 70 kopeek for 1 (one) US Dollar. 1.2 As a rule, the salary shall be calculated for payment as of the last calendar date of the current month. In some cases, salary calculation may be shifted to an earlier date of the current calendar month, as required for timely payment of the salary. In this case, the salary calculation date shall be established by an internal regulation. The Company shall withhold taxes from the aforementioned sum and from the other income paid by the Company, at the rate and in the procedure established by the applicable Russian laws.
2. Statements 1.1, 1.2 replace contract terms, which have been agreed earlier by the parties, and are an integral part of the Employee’s employment agreement.
3. The other statements of the Employment agreement remain unchanged.
4. This Amendment comes into effect from 01.09.2006
5. This Amendment is made up in two copies — one for each party.

On behalf of the Company:	Employee:

(Signature)	(Signature)
O.E.Novikova	I.A. Smirnov
Head of HR Department	Registered address:
LLC EDN “Sovintel”	117607, Moscow, Michurinsky Av., 29,
115114, Moscow, Kozhevnichesky	building 1, apt.108
projezd, 1, phone 258 78 00	Phone 683 50 37

AMENDMENT TO THE EMPLOYMENT AGREEMENT No. 81, 03.01.2002

Moscow	25.01.2007
This Amendment to the Employment Agreement 1 81, 03.01.2002 (“Amendment”) is entered into on January 25, 2007 by and between LLC “EDN Sovintel” (“Company”), Tax Payer ID Number 7717036194, represented by the acting Head of HR department Mrs Novikova O.E., acting under the Power of attorney 1 M 213/09/05 from 20.09.2005, with its registered address at 1 Kozhevnichesky projezd, Moscow 115114, Russian Federation, and citizen Ilya Alexandrovich Smirnov, residing at 29 Michurinsky Av. Bldg. 1 Apt. 108, Moscow 117607, holder of the passport series 45 04 No. 545115, issued by the Ramenki Militia Precinct, Moscow, on 03.12.2002 (“Employee”).
The Parties hereto hereby agree as follows:
1. Due to the Employee transfer to another position, amend the Employment Agreement with regard to the position and business unit as follows: “The Company hereby transfers the Employee and the Employee hereby agrees to perform work in the capacity of Vice-President, acting General Counsel and Corporate Secretary, Head of Legal business unit, Legal department, on the terms and conditions and in compliance with the requirements of the Employment Agreement.
As Vice-President, acting General Counsel and Corporate Secretary, Head of Legal business unit the Employee shall perform the duties assigned to him and shall be vested the authorities and powers stipulated by the Employment Agreement. During the period of his employment the Employee shall report to General Director, Executive department and the higher-level executives”.
2. Amend the Employment Agreement with regard to salary statements as follows:
“The Company pays the Employee monthly salary which is an equivalent of 10170.00 (ten thousand and one hundred seventy dollars 00 cents) USD in Russian Rubles by internal rate 28 (twenty eight) rubles 70 kopeek for 1 (one) US Dollar.
As a rule, the salary shall be calculated for payment as of the last calendar date of the current month. In some cases, salary calculation may be shifted to an earlier date of the current calendar month, as required for timely payment of the salary. In this case, the salary calculation date shall be established by an internal regulation. The Company shall withhold taxes from the aforementioned sum and from the other income paid by the Company, at the rate and in the procedure established by the applicable Russian laws”.
3. The other statements of the Employment agreement remain unchanged.
4. This Amendment comes into effect from 01.02.2007
5. This Amendment is made up in two copies — one for each party.

On behalf of the Company:	Employee:

(Signature)	(Signature)
O.E.Novikova	I.A. Smirnov
Head of HR Department	Registered address:
LLC EDN “Sovintel”	117607, Moscow, Michurinsky Av., 29,
115114, Moscow, Kozhevnichesky	building 1, apt.108
projezd, 1, phone 258 78 00	Phone 683 50 37